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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated April 20, 1999, relating to the financial statements and financial highlights appearing in the February 28, 1999 Annual Report to Shareholders of Salomon Brothers Institutional High Yield Bond Fund and Salomon Brothers Institutional Emerging Markets Debt Fund (two of the portfolios constituting Salomon Brothers Institutional Series Funds Inc), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
April 27, 1999



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 9, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of Salomon Brothers Institutional Money Market Fund (one of the portfolios constituting Salomon Brothers Series Funds Inc), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
April 27, 1999




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